Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)
	Three Months Ended March
	2021	2020	% Change
Southern Company –
Operating Revenues	$5,910	$5,018	17.8%
Earnings Before Income Taxes	1,297	986	31.5%
Net Income Available to Common	1,135	868	30.8%

Alabama Power –
Operating Revenues	$1,559	$1,351	15.4%
Earnings Before Income Taxes	473	368	28.5%
Net Income Available to Common	359	280	28.2%

Georgia Power –
Operating Revenues	$1,970	$1,825	7.9%
Earnings Before Income Taxes	369	347	6.3%
Net Income Available to Common	351	331	6.0%

Mississippi Power –
Operating Revenues	$307	$277	10.8%
Earnings Before Income Taxes	49	38	28.9%
Net Income Available to Common	45	32	40.6%

Southern Power –
Operating Revenues	$440	$375	17.3%
Earnings Before Income Taxes	55	51	7.8%
Net Income Available to Common	97	75	29.3%

Southern Company Gas –
Operating Revenues	$1,694	$1,249	35.6%
Earnings Before Income Taxes	519	354	46.6%
Net Income Available to Common	398	275	44.7%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods